UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2010

Li3 Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-127703	20-3061907
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Av. Pardo y Aliaga 699
Of. 802
San Isidro, Lima, Peru
(Address of principal executive offices, including zip code)

(51) 1-212-1880
(Registrant’s telephone number, including area code)

Copy to:
Adam S. Gottbetter, Esq.
Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY  10022
Phone:  (212) 400-6900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report and its exhibits contain “forward-looking statements.”  All statements other than statements of historical facts included in this report and its exhibits, including without limitation, statements regarding our financial position, estimated working capital, business strategy, the plans and objectives of our management for future operations and those statements preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should,” or similar expressions or variations on such expressions are forward-looking statements. We can give no assurances that the assumptions upon which the forward-looking statements are based will prove to be correct. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements, including, but not limited to, our ability to identify appropriate corporate acquisition and/or joint venture opportunities in the lithium mining sector and to establish the technical and managerial infrastructure, and to raise the required capital, to take advantage of, and successfully participate in such opportunities; future economic conditions; political stability; and lithium prices.  For further information about the risks we face, see “Risk Factors” in Part I, Item 1A of Amendment No. 1 to our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on November 5, 2010.

Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this Report to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 8.01 Other Events.

On November 30 and December 1, 2010, we signed non-binding exclusive letters of intent with Sociedades Legales de Minerales de LITIO 1 a 6 de la Sierra Hoyada de Maricunga, a group of six private companies (the “Companies”), to acquire 60% ownership of the Companies, which collectively own the Maricunga Project (“Maricunga”) in northern Chile.

The Maricunga property covers an area of approximately 3,553 acres (1,438 hectares), comprising six concessions, and is located in the northeast section of the Salar de Maricunga in Region III of Atacama in northern Chile.

In exchange for the 60% ownership interest in the Companies, we would pay US$5.1 million and issue a number of shares of our common stock to the Companies equal to 30% of our outstanding stock on a post-transaction basis.  We would issue additional shares to the Companies upon exercise of any options and warrants outstanding at the time of closing, in proportion to their percentage ownership as of closing.

In addition, we would commit to invest a total of up to US$5 million in work programs on exploration and studies to advance Maricunga towards the feasibility study stage.

We have agreed to pay the sellers of the interests in the Companies a non-refundable down payment of US$250,000 by December 7, 2010.

Closing of the Maricunga acquisition is subject to satisfactory completion of due diligence and documentation, financing of the cash purchase price and work commitment by us and other customary conditions.  The letters of intent will expire after 90 days from signing if definitive purchase agreements have not been signed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Li3 Energy, Inc.

Dated: December 6, 2010	By:	/s/ Luis Saenz
Name: Luis Saenz
Title: Chief Executive Officer